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                                                                    EXHIBIT 77O

                                Columbia Funds
               Rule 10f-3 Report Form (Affiliated Underwritings)

     Record of Securities Purchased Pursuant to a Fund's Rule 10f-3 Policy

    1. Fund Name: Columbia Multi-Advisory Small Cap Value Fund

    2. (a) Issuer: Dunkin' Brands Group Inc

       (b)CUSIP: 265504100                 (c) Class of Securities: Equity

    3. Underwriter/Seller from whom securities were purchased: Barclays Capital

    4. List the Affiliated underwriter (as defined in the Policy) managing or participating in syndicate:

      Wells Fargo Securities LLC

    5. Attach a list of the underwriting syndicates' members to this Form.

    6. Principal amount purchased by the Fund: $64,600

    7. Aggregate principal amount of purchase by all other investment companies and other accounts advised by the Sub-adviser over which the Sub-adviser has investment discretion and, in fact, exercised such discretion with respect to purchase of issue for such accounts:

      $570,000

    8. Aggregate principal amount of offering: $422,750,000

    9. Purchase price (net of fees and expenses): $19.00

    10.Date offering is due to commence: July 26, 2011

    11.Trade Date: July 27, 2011

    12.Price at close of the first day on which any sales were made: $27.85

    13.Commission, spread or profit to be received by principal underwriters:
       $2,325.60

    14.Can all the following conditions be satisfied? (all conditions must be answered affirmatively)

    a. The securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser in that (or any concurrent) offering (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated) (For purposes of determining compliance with the timing aspect of this requirement, adviser/sub-adviser may reasonably rely upon written statements made by issuer, syndicate manager, underwriter or seller of the securities)?

      Yes [X]   No [_]

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    b. The securities were offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except for those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities (a "firm commitment")?

      Yes [X]  No [_]
    c. In your opinion, the commission, spread or profit was reasonable and fair in relation to that being received by others in connection with the underwriting of similar securities being sold during a comparable period of time?

      Yes [X]  No [_]
    d. The securities were not purchased directly or indirectly from an affiliated underwriter; provided that a purchase from a syndicate manager shall not be deemed as such if such underwriter did not directly or indirectly benefit from the transaction (receipt of underwriting fees is not deemed a direct or indirect benefit) or, with respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group order?

      Yes [X]  No [_]

    e. Aggregation and Percentage Limit

       The amount of any class of the issue purchased by the Fund, aggregated with purchases of the same issue by all investment companies (registered or unregistered) advised by Sub-adviser and with other accounts over which Sub-adviser has investment discretion and has exercised such investment discretion with respect to the purchase, did not exceed:
       (i) 25% of the principal amount of the offering of such class; or
       (ii) if an Eligible Rule 144A Offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering?

      Yes [X]  No [_]

    15.The securities purchased are (check at least one box):

   (i) part of an issue registered under the Securities Act of    [X]
   1933 that is being offered to the public where:
    .  the issuer (including predecessors) has been in
       continuous operation for at least three years.
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   (ii) "Government Securities," meaning securities that:         [_]
    .  are issued or guaranteed as to principal or interest by the United States, or by a person controlled or
       supervised by and acting as an instrumentality of the
       Government of the United States pursuant to authority
       granted by the Congress of the United States or any
       certificate of deposit for any of the foregoing; and
    .  the issuer (including predecessors) has been in
       continuous operation for at least three years.
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   (iii) "Eligible Municipal Securities," meaning securities      [_]
   that are:
    .  direct obligations of, or obligations guaranteed as to
       principal or interest by, a state or political
       subdivision thereof, or any agency or instrumentality
       of a state or any political subdivision thereof, or any
       municipal corporate instrumentality of one or more
       states, or any security which is an industrial
       development bond the interest on which is excludable
       from gross income under the Internal Revenue Code,
       consistent with Section 3(a)(29) of the Securities
       Exchange Act of 1934; and
    .  sufficiently liquid such that they can be sold at or
       near their carrying value within a reasonably short
       period of time and either (i) are subject to no greater
       than moderate credit risk; or (ii) if the issuer of the
       municipal securities, or the entity supplying the
       revenues or other payments from which the issue is to
       be paid, has been in continuous operation for less than
       three years, including the operation of any
       predecessors, the securities are subject to a minimal
       or low amount of credit risk.

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
   (iv) part of an issue that is an "Eligible Foreign             [_]
   Offering," meaning the offering:
    .  is part of a public offering conducted under the laws
       of a foreign country;
    .  is subject to regulation by a foreign financial
       regulatory authority (as defined in Section 2(a)(50) of
       the 1940 Act) in such country;
    .  is offered at a fixed price to all purchasers in the
       offering;
    .  contains financial statements, prepared and audited in
       accordance with standards required or permitted by the
       foreign financial regulatory authority in such country
       for the two years prior to the offering, and are made
       available to the public and prospective purchasers in
       connection with the offering;
    .  if the issuer is a domestic issuer, has a class of
       securities registered under the Securities Exchange Act
       of 1934 (the "Exchange Act") and has filed all material
       required to be filed pursuant to Section 13(a) or 15(d)
       under the Exchange Act for a period of at least 12
       months prior to the sale of securities made in
       reliance; and
    .  the issuer (including predecessors) has been in
       continuous operation for at least three years.
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   (v) part of an issue that is an "Eligible Rule 144A            [_]
   Offering," meaning the offering:
    .  is exempt from registration under Section 4(2) of the
       Securities Act of 1933, Rule 144A thereunder or Rules
       501-508 thereunder;
    .  is made to (and is eligible for resale by) persons the
       seller and any person acting on behalf of the seller
       reasonably believes include "qualified institutional
       buyers" as defined in Rule 144A(a)(1);
    .  the seller and any person acting on behalf of the
       seller reasonably believe that the securities are
       eligible for resale to other qualified institutional
       buyers pursuant to Rule 144A and
    .  the issuer (including predecessors) has been in
       continuous operation for at least three years.
    .  For purposes of determining compliance with the
       Eligible Rule 144A Offering requirements, adviser/
       sub-adviser may reasonably rely upon written statements
       made by issuer, syndicate manager, underwriter or
       seller of the securities

    16.All required information has or will be provided to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Directors?

      Yes [X]  No [_]

 /s/ Nate Statler                       Nate Statler; Lead
 -------------------------------------  Compliance Consultant
                                        -------------------------------------
 Signature                              Name and Title

 Metropolitan West Capital
   Management, LLC                      September 2, 2011
 -------------------------------------  -------------------------------------
 Sub-advisor Firm Name                  Date

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